Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint Brian Hourihan as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned’s individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned’s ownership or transactions in securities of or position with Rockefeller Multi Alternatives Portfolio or in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 or 144 with regard to their ownership or transactions in securities of or position with Rockefeller Multi Alternatives Portfolio, unless earlier revoked in writing.

	By:	/s/ Hal Greenberg
	Name:	Hal Greenberg

Date: 8/10/2026